Exhibit 99.1

                  The Neiman Marcus Group Reports
            61 Percent Increase in Third Quarter Earnings


   DALLAS--(BUSINESS WIRE)--June 2, 2004--The Neiman Marcus Group, Inc. (NYSE:NMG.A)(NYSE:NMG.B) today reported financial results for the third quarter of fiscal year 2004.
   For the 13 weeks ended May 1, 2004, the Company reported total revenues of $878 million compared to $723 million in the prior year and comparable revenues increased 21.4 percent. Net earnings were $69 million, or $1.40 per diluted share, in the third quarter of fiscal year 2004 compared to $41 million, or $0.87 per diluted share, in the third quarter of fiscal year 2003. For the 13 weeks ended May 1, 2004, earnings per share increased 61 percent from the prior year.
   For the 39 weeks ended May 1, 2004, total revenues increased to $2.76 billion compared to $2.40 billion in the prior year and comparable revenues increased 14.4 percent. Net earnings were $184 million, or $3.78 per diluted share, for the 39 weeks ended May 1, 2004, compared to $102 million, or $2.14 per diluted share, for the 39 weeks ended May 3, 2003. Earnings before change in accounting principle as described below and excluding the $7.5 million, or $0.15 per diluted share, impact of favorable settlements associated with previous state tax filings recorded in the Company's second quarter of fiscal year 2004, were $177 million or $3.63 per diluted share, for the 39 weeks ended May 1, 2004, compared to $117 million, or $2.45 per diluted share for the 39 weeks ended May 3, 2003.
   "We achieved exceptional results this quarter, attaining several new performance milestones, including our highest ever quarterly operating income margin and net income," said Burton M. Tansky, President and Chief Executive Officer.
   Mr. Tansky further stated, "This performance is a result of the many initiatives we have taken over the past few years, including an intense focus on regular price sales growth, disciplined inventory management and active expense control. Though we are very pleased with our results, we remain focused on driving our business to even higher levels to further enhance shareholder value."

   Business Segments

   Third quarter revenues for the Specialty Retail Stores segment, which consists of Neiman Marcus Stores and Bergdorf Goodman, were $722 million compared to $591 million in the previous year. Revenues for the third quarter of fiscal year 2004 compared to last year increased 21 percent and 30 percent at Neiman Marcus Stores and Bergdorf Goodman, respectively. Comparable revenues for Neiman Marcus Stores increased 21 percent for the third quarter of fiscal year 2004. Third quarter operating earnings for the Specialty Retail Stores segment were $115 million compared to $68 million in the prior year.
   Neiman Marcus Direct, the Company's direct marketing division, reported third quarter fiscal year 2004 revenues of $126 million compared to $113 million in the previous year. Operating earnings for Neiman Marcus Direct were $10 million in the third quarter which is relatively flat with the results a year ago.
   The Company's Other segment includes the operations of the Kate Spade and Laura Mercier brands and corporate expenses.

   Other Items

   In the first quarter of fiscal year 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Based upon the valuation results of its third party appraisal experts, the Company recorded a pretax charge of approximately $24 million in the first quarter of fiscal year 2003 as a result of implementing the fair value model of the new accounting standard.

   A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com on Wednesday, June 2, 2004, beginning at 3:30 p.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com.

   From time to time, the Company may make statements (including statements contained in this release) that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.
   The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries;" changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
   These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


                     THE NEIMAN MARCUS GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

(in thousands)                                   May 1,      May 3,
                                                  2004        2003
                                              ----------- ------------
ASSETS
----------------------------------------------
Current assets:
  Cash and cash equivalents                      $311,985    $133,670
  Undivided interests in NMG Credit Card
   Master Trust                                        --     279,556
  Accounts receivable, net                        599,581      25,132
  Merchandise inventories                         715,539     719,118
  Other current assets                             46,372      58,681
                                              ----------- ------------
    Total current assets                        1,673,477   1,216,157
                                              ----------- ------------

Property and equipment, net                       685,928     676,059
Other assets                                      104,158     107,851
                                              ----------- ------------
Total assets                                   $2,463,563  $2,000,067
                                              =========== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------
Current liabilities:
  Notes payable and current maturities of
   long-term liabilities                           $1,237      $1,799
  Current portion of borrowings under Credit
   Card Facility                                   37,500          --
  Accounts payable                                234,264     224,945
  Accrued liabilities                             316,305     293,145
                                              ----------- ------------
    Total current liabilities                     589,306     519,889
                                              ----------- ------------

Long-term liabilities:
  Notes and debentures                            249,751     249,727
  Borrowings under Credit Card Facility           187,500          --
  Other long-term liabilities                      97,307      87,530
                                              ----------- ------------
    Total long-term liabilities                   534,558     337,257
                                              ----------- ------------

Minority interest                                  12,799       9,462

Total shareholders' equity                      1,326,900   1,133,459
                                              ----------- ------------
Total liabilities and shareholders' equity     $2,463,563  $2,000,067
                                              =========== ============

                     THE NEIMAN MARCUS GROUP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              (UNAUDITED)

                          Thirteen Weeks Ended Thirty-Nine Weeks Ended
                          -------------------- -----------------------

(in thousands, except per   May 1,    May 3,     May 1,      May 3,
 share data)                 2004      2003       2004        2003
                          ---------- --------- ----------- -----------

Revenues                   $877,576  $722,917  $2,756,563  $2,395,467
Cost of goods sold
 including buying and
 occupancy costs            543,275   463,713   1,768,852   1,572,222
Selling, general and
 administrative expenses    214,706   187,372     680,827     617,765
                           --------- --------- ----------- -----------

Operating earnings          119,595    71,832     306,884     205,480

Interest expense, net         4,589     4,245      11,814      12,183
                           --------- --------- ----------- -----------

Earnings before income
 taxes, minority interest
 and change in accounting
 principle                  115,006    67,587     295,070     193,297
Income taxes                 44,852    26,020     107,576      74,419
                           --------- --------- ----------- -----------

Earnings before minority
 interest and change in
 accounting principle        70,154    41,567     187,494     118,878
Minority interest in net
 earnings of subsidiaries    (1,305)     (437)     (3,249)     (1,946)
                           --------- --------- ----------- -----------

Earnings before change in
 accounting principle        68,849    41,130     184,245     116,932

Change in accounting
 principle -- write-down
 of intangible assets, net
 of taxes                        --        --          --     (14,801)
                           --------- --------- ----------- -----------

Net earnings                $68,849   $41,130    $184,245    $102,131
                           ========= ========= =========== ===========

Weighted average number of
 common and common
 equivalent shares
 outstanding:
  Basic                      48,208    47,240      47,929      47,498
                           ========= ========= =========== ===========
  Diluted                    49,124    47,497      48,806      47,772
                           ========= ========= =========== ===========

Basic earnings per share:
  Earnings before change
   in accounting principle    $1.43     $0.87       $3.84       $2.46
  Change in accounting
   principle -- write-down
   of intangible assets,
   net of taxes                  --        --          --       (0.31)
                           --------- --------- ----------- -----------
  Basic earnings per share    $1.43     $0.87       $3.84       $2.15
                           ========= ========= =========== ===========

Diluted earnings per
 share:
  Earnings before change
   in accounting principle    $1.40     $0.87       $3.78       $2.45
  Change in accounting
   principle -- write-down
   of intangible assets,
   net of taxes                  --        --          --       (0.31)
                           --------- --------- ----------- -----------
  Diluted earnings per
   share                      $1.40     $0.87       $3.78       $2.14
                           ========= ========= =========== ===========

                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

SEGMENTS:                 Thirteen Weeks Ended Thirty-Nine Weeks Ended
                          -------------------- -----------------------
                           May 1,     May 3,     May 1,      May 3,
(in millions)               2004       2003       2004         2003
                          --------- ---------- ----------- -----------
REVENUES:
Specialty Retail Stores       $722       $591      $2,230      $1,948
Direct Marketing               126        113         446         388
Other (1)                       30         19          81          59
                          --------- ---------- ----------- -----------
Total                         $878       $723      $2,757      $2,395
                          ========= ========== =========== ===========

OPERATING EARNINGS:
Specialty Retail Stores       $115        $68        $279        $186
Direct Marketing                10         10          45          36
Other (1)                       (5)        (6)        (17)        (16)
                          --------- ---------- ----------- -----------
Total                         $120        $72        $307        $206
                          ========= ========== =========== ===========

OTHER DATA:               Thirteen Weeks Ended Thirty-Nine Weeks Ended
                          -------------------- -----------------------
                            May 1,    May 3,     May 1,      May 3,
(in millions)                2004       2003      2004        2003
                          ---------- --------- ---------- ------------

Capital Expenditures            $35       $16        $81          $81
Depreciation                     23        18         69           58


(1) Other includes the results of operations of Kate Spade LLC, Gurwitch Products, LLC and corporate expenses.


   PRESENTATION OF ACCOUNTS RECEIVABLE:

   A reconciliation of the outstanding balance of the Company's accounts receivable to the balances recorded by the Company at May 1, 2004, and May 3, 2003, is as follows:

                                      May 1,          May 3,
                                       2004            2003
                                  --------------- --------------
(in millions)
Credit card receivables                     $570           $505
Less: Sold Interests originally
 qualifying for Off-Balance Sheet
 Accounting                                   --           (225)
                                  --------------- --------------
                                             570            280
Other receivables                             30             25
                                  --------------- --------------
Total accounts receivable                   $600           $305
                                  =============== ==============


   At the end of the third quarter of fiscal year 2004, the Company's entire credit card portfolio was included in accounts receivable in its condensed consolidated balance sheet and the $225 million repayment obligation was shown as a liability.


    CONTACT: The Neiman Marcus Group, Inc., Dallas
             James E. Skinner, 214-743-7625
             or
             Stacie Shirley, 214-757-2967